EXHIBIT 99.1

Theriva™ Biologics Licenses SYN-020 to Rasayana Therapeutics for Multiple Indications

- Theriva received a $300,000 upfront payment at signing and is eligible for up to $38M in development, regulatory, and sales milestones along with tiered single-digit royalties on net product sales -

- Rasayana to assume all responsibility and costs for SYN-020 development and commercialization -

ROCKVILLE, MD, February 18, 2026 (GLOBE NEWSWIRE) — Theriva™ Biologics, Inc. (NYSE American: TOVX), a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need, today reported the out-licensing of SYN-020, to Rasayana Therapeutics, Inc., a privately-held company targeting the Gut-Organ axis biology to discover and deliver transformative gut-targeted medicines for patients with chronic inflammatory diseases.

SYN-020 is a recombinant bovine intestinal alkaline phosphatase (IAP) produced under cGMP conditions and formulated for oral delivery to the small intestine. It is designed to reduce fat absorption and intestinal inflammation; tighten the gut barrier to mitigate leaky gut; and promote a healthy microbiome. These modes-of-action mean SYN-020 has the potential to address multiple metabolic and inflammatory disorders and diseases associated with aging. SYN-020 was well tolerated in Phase 1 clinical studies and is now poised to enter Phase 2 clinical testing with Rasayana.

“We are extremely pleased to complete the license of SYN-020 to Rasayana, which will enable the advancement of this important GI asset from our portfolio while we focus on our lead pancreatic cancer program, VCN-01” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “We believe SYN-020 is a highly versatile asset with therapeutic opportunities in multiple high-value indications arising from GI dysfunction. The Rasayana team and advisors are world leaders in IAP and its clinical applications, and they are well positioned to advance SYN-020 development, ideally delivering benefits for patients and value for Theriva shareholders.”

“We are thrilled to partner with Theriva Biologics on the development of SYN-020,” said Vidisha Mohad, Founder and CEO of Rasayana Therapeutics. “SYN-020 offers a fundamentally innovative approach to addressing gastrointestinal dysfunction and its systemic health implications. Having worked on SYN-020 research during my postdoctoral training at Harvard, I have deep conviction in its underlying biology, scientific rigor, and therapeutic potential. Importantly, its cost-effective profile reflects our shared commitment to making transformative treatments accessible to patients who need them most. At Rasayana, we are focused on advancing therapies that target the Gut-Organ Axis to extend healthspan. SYN-020’s novel biology, strong safety profile, and compelling clinical data make it an ideal fit for our pipeline. We look forward to building on Theriva’s foundational work and accelerating this program to deliver meaningful outcomes for patients worldwide”.

Under the terms of the agreement, Rasayana is granted an exclusive, worldwide license, with the right to sublicense, to develop and commercialize SYN-020 for therapeutic and diagnostic use. Theriva received a $300,000 up-front payment at signing and is eligible for up to $16M in development and regulatory milestones, tiered single digit royalties on net product sales, and up to $22M in milestones payable upon achievement of certain annual aggregate net sales. Rasayana will assume all responsibility and costs for SYN-020 development and commercialization.

About Theriva™ Biologics, Inc.

Theriva™ Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. The Company is advancing a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. The Company’s lead candidates are: (1) VCN-01, an oncolytic adenovirus designed to replicate selectively and aggressively within tumor cells, and to degrade the tumor stroma barrier that serves as a significant physical and immunosuppressive barrier to cancer treatment; and (2) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, thereby limiting overgrowth of pathogenic organisms such as VRE (vancomycin resistant Enterococci) and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients. For more information, please visit Theriva Biologics’ website at www.therivabio.com.

About Rasayana Therapeutics, Inc.

Rasayana Therapeutics, Inc. is a biotechnology company targeting the Gut-Organ axis biology to address chronic inflammatory diseases. The company is pioneering a new class of gut-inflammation targeting therapies for gastrointestinal, cardiometabolic, and neurodegenerative diseases. Rasayana’s mission is to develop novel, cost-effective medicines that extend healthspan and improve quality of life for patients globally. For more information, visit Rasayana Therapeutics website at www.rasayanatherapeutics.com

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding SYN-020 having the potential to address multiple metabolic and inflammatory disorders and diseases associated with aging; SYN-020 being poised to enter into Phase 2 clinical testing with Rasayana; enabling the advancement of this important GI asset; SYN-020 being a highly versatile asset with therapeutic opportunities in multiple high-value indications arising from GI dysfunction; and Rasayana being well positioned to advance SYN-020 development and deliver benefits for patients and value for Theriva shareholders; and SYN-020’s therapeutic potential accelerating the SYN-020 program to deliver meaningful outcomes for patients worldwide; and Theriva receiving up to $16M in development and regulatory milestones, tiered single digit royalties on net product sales, and up to $22M in milestones payable upon achievement of certain annual aggregate net sales . Important factors that could cause actual results to differ materially from current expectations include, among others, Rasayana’s ability to reach clinical milestones when anticipated including entering into Phase 2 clinical testing of SYN-020 , the ability generate clinical data that establishes SYN-020 may deliver benefits for patients and have therapeutic potential; Rasayana’s ability to achieve development and commercialization milestones as well as sales that result in payments to Theriva; SYN-020 and the Company’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results; the ability to complete clinical trials on time and achieve the desired results and benefits; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s and Rasyana’s ability to promote or commercialize their product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of the Company’s and Rasayana’s products, developments by competitors that render such products obsolete or non-competitive, the ability to maintain license agreements, the continued maintenance and growth of the Company’s patent estate, the ability to continue to remain well financed and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and Theriva Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Kevin Gardner

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com

Source: Theriva Biologics, Inc.